                                                                   Exhibit 23.3

                    [Letterhead of Maginnis, Knechtel & McIntyre]

                            INDEPENDENT AUDITORS' CONSENT


    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 5, 1993, which is included as Item 7(a)(iii) in United Asset Management Corporation's Current Report on Form 8-K dated as of December 1, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Maginnis, Knechtel & McIntyre

Maginnis, Knechtel & McIntyre

Pasadena, California

August 26, 1996